                                                                    Exhibit 12

                CABOT CORPORATION AND CONSOLIDATED SUBSIDIARIES

    STATEMENT REGARDING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                     (Amounts in millions, except ratios)

                                                            THREE MONTHS                    YEARS ENDED SEPTEMBER 30
                                                                ENDED         -----------------------------------------------------
                                                          DECEMBER 31, 1997     1997       1996       1995       1994       1993
                                                         -------------------  ---------  ---------  ---------  ---------  ---------
Earnings:
  Pre-tax income from continuing operations............       $    45.3       $   117.0  $   279.8  $   256.0  $   118.3  $    67.9
  Distributed income of affiliated companies...........             2.0            10.4       11.2       11.7        5.6        6.0
  Add fixed charges:
    Interest on indebtedness...........................            11.4            43.2       41.7       35.6       41.7       44.0
    Portion of rents representative of the interest
     factor............................................             1.2             4.9        4.8        5.5        5.9        4.9
                                                                  -----       ---------  ---------  ---------  ---------  ---------
  Income as adjusted...................................       $    59.9       $   175.5  $   337.5  $   308.8  $   171.5  $   122.8

Fixed charges:
  Interest on indebtedness.............................       $    11.4       $    43.2  $    41.7  $    35.6  $    41.7  $    44.0
  Capitalized interest.................................          --              --         --         --         --         --
  Portion of rents representative of the interest
   factor..............................................             1.2             4.9        4.8        5.5        5.9        4.9
                                                                  -----       ---------  ---------  ---------  ---------  ---------

Total fixed charges....................................       $    12.6       $    48.1  $    46.5  $    41.1  $    47.6  $    48.9

Ratio of earnings to fixed charges.....................             4.8             3.6        7.3        7.5        3.6        2.5
                                                                  -----       ---------  ---------  ---------  ---------  ---------
                                                                  -----       ---------  ---------  ---------  ---------  ---------